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As filed with the Securities and Exchange Commission on May 24, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRIQUINT SEMICONDUCTOR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-3654013
(State of incorporation)	(I.R.S. Employer Identification Number)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124
(Address, including zip code of Registrant's principal executive offices)

1996 STOCK INCENTIVE PROGRAM
1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

STEVEN J. SHARP
Chairman of the Board, President and Chief
Executive Officer
TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124
(503) 615-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ROBERT P. LATTA, ESQ.
KATHERINE STEPHENS, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94306
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued under the 1996 Stock Incentive Program(1)	3,900,000 shares	$27.175(2)	$105,982,500.00	$26,495.63

Common Stock, $0.001 par value, to be issued under the 1998 Employee Stock Purchase Plan(1)	1,463,689 shares	$23.09875(3)	$33,809,386.28	$8,452.35

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1996 Stock Incentive Program and the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 18, 2001.
(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock of $27.175 as reported on the Nasdaq National Market on May 18, 2001. The offering price of $23.09875 per share, computed in accordance with Rule 457(h) pursuant to the 1998 Employee Stock Purchase Plan, is 85% of the lesser of the price of a share of Common Stock of the Registrant on the first day of the offering period or the last date of the purchase period.

    The contents of the Registrant's Form S-8 Registration Statements (Registration Statement Nos. 333-31585, 333-74617, 333-81273 and 333-39730) filed with the Commission on July 18, 1997, March 18, 1999, June 22, 1999 and June 20, 2000, respectively, and the Registrant's Form S-8 Registration Statements (Registration Statement Nos. 333-66707 and 333-39732) filed with the Commission on November 3, 1998 and June 20, 2000 are incorporated herein by reference.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number	Documents
4.1	1996 Stock Incentive Program
4.2	1998 Employee Stock Purchase Plan
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Independent Auditors
24.1	Power of Attorney (see page 3)

Item 9.  Undertakings

    A.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 24th day of May 2001.

TRIQUINT SEMICONDUCTOR, INC.
By:	/s/ STEVEN J. SHARP Steven J. Sharp Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Edson H. Whitehurst, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. SHARP Steven J. Sharp	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 24, 2001
/s/ EDSON H. WHITEHURST, JR. Edson H. Whitehurst, Jr.	Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 24, 2001
/s/ FRANCISCO ALVAREZ Francisco Alvarez	Director	May 24, 2001
/s/ PAUL A. GARY Paul A. Gary	Director	May 24, 2001

/s/ CHARLES SCOTT GIBSON Charles Scott Gibson	Director	May 24, 2001
/s/ NICOLAS KAUSER Nicolas Kauser	Director	May 24, 2001
/s/ WALDEN C. RHINES Walden C. Rhines	Director	May 24, 2001
/s/ EDWARD F. TUCK Edward F. Tuck	Director	May 24, 2001

TRIQUINT SEMICONDUCTOR, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	1996 Stock Incentive Program
4.2	1998 Employee Stock Purchase Plan
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Independent Auditors
24.1	Power of Attorney (see page 3)

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS